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                                                                  EXHIBIT 3.1(g)


                         IMPAC MORTGAGE HOLDINGS, INC.
                           CERTIFICATE OF CORRECTION

     Impac Mortgage Holdings, Inc., a Maryland corporation, (hereinafter the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:   The title of the document being corrected hereby is Articles
Supplementary of Series C 10.5% Cumulative Convertible Preferred Stock of Impac Mortgage Holdings, Inc. (the "Articles Supplementary").

     SECOND: The name of the Corporation, as it appeared in the Articles Supplementary, is Impac Mortgage Holdings, Inc.

     THIRD:   The Articles Supplementary to be corrected hereby were filed on
January 27, 2000.

     FOURTH: The first paragraph of Section 4 of the Articles Supplementary as previously filed reads as follows:

          Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of any funds legally available therefor cumulative dividends in an amount per share equal to the greater of (1) $0.65625 per quarter (equal to a rate of 10.5% of the $25.00 liquidation preference (the "Liquidation Preference") per annum) or (2) the Dividend Ratchet Amount. If for any reason the Corporation elects not to pay cash dividends on any quarterly Distribution Payment Date, the Corporation shall pay such dividends by issuing on such Distribution Payment Date, as a stock dividend on the then outstanding shares of Series C Preferred Stock, the number of shares of Common Stock equal to 100% of the cash dividend accumulated on such Distribution Payment Date, divided by the average closing sales price of the Common Stock as reported by the principal stock exchange or over-the-counter trading market where the Common Stock is listed for the twenty (20) Trading Days prior to the Business Day that immediately precedes the Distribution Payment Date. Quarterly dividends on the Series C Preferred Stock are payable as authorized by the Board of Directors, or if not authorized, on the fourth Tuesday of January, April, July and October of each year, commencing on or about January 25, 2000 (each such day being hereinafter called a "Distribution Payment Date" and each calendar quarter immediately preceding a Distribution Payment Date being hereinafter called the "Distribution Period" corresponding to such Distribution Payment Date), with respect to each Distribution Period, to stockholders of record of the Series C Preferred Stock as they appear on the stock transfer records of the Corporation at the close of business on the


                               STATE OF MARYLAND
                               -----------------

I hereby certify that this is a true and complete copy of the 5 page document on file in this office, DATED 2/10/00.


                 STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
                 --------------------------------------------


By: /s/ Mac Still, custodian


This stamp replaces our previous certification system.
Effective 6/95.
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     dividend record dates authorized by the Board of Directors, or if none are authorized, on the last Friday of December, March, June and September (each, a "Record Date"). The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period greater or less than a full calendar quarter shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Distributions on each share of Series C Preferred Stock shall accumulate from and including the date of October 1, 1999 thereof, whether or not (1) distributions on such shares are earned or declared or (2) on any Distribution Payment Date there shall be funds legally available for the payment of distributions. Distributions paid on the Series C Preferred Stock in an amount less than the total amount of such distributions at the time accumulated and payable on such shares shall be allocated pro rata on a per share basis among all such shares of Series C Preferred Stock at the time outstanding. Distributions on account of any arrearage for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution, as may be fixed by the Board of Directors.

     FIFTH: The first paragraph of Section 4 of the Articles Supplementary contained the dates "January 25, 2000" and "October 1, 1999" which are hereby corrected to read as "April 25, 2000" and "January 1, 2000," respectively. The first paragraph of Section 4 of the Articles Supplementary as corrected shall read as follows:

          Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of the then outstanding shares of Series C Preferred Stock shall be entitled to receive, when, as and if authorized and declared by the Board of Directors out of any funds legally available therefor cumulative dividends in an amount per share equal to the greater of (1) $0.65625 per quarter (equal to a rate of 10.5% of the $25.00 liquidation preference (the "Liquidation Preference") per annum) or (2) the Dividend Ratchet Amount. If for any reason the Corporation elects not to pay cash dividends on any quarterly Distribution Payment Date, the Corporation shall pay such dividends by issuing on such Distribution Payment Date, as a stock dividend on the then outstanding shares of Series C Preferred Stock, the number of shares of Common Stock equal to 100% of the cash dividend accumulated on such Distribution Payment Date, divided by the average closing sales price of the Common Stock as reported by the principal stock exchange or over-the-counter trading market where the Common Stock is listed for the twenty (20) Trading Days prior to the Business Day that immediately precedes the Distribution Payment Date. Quarterly dividends on the Series C Preferred Stock are payable as authorized by the Board of Directors, or if not authorized, on the fourth Tuesday of January, April, July and October of each year, commencing on or about April 25, 2000 (each such day being hereinafter called a "Distribution Payment Date" and each calendar quarter immediately preceding a Distribution Payment Date being hereinafter called the "Distribution Period" corresponding to such Distribution Payment Date), with respect to each Distribution Period, to stockholders of record of

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     the Series C Preferred Stock as they appear on the stock transfer records of the Corporation at the close of business on the dividend record dates authorized by the Board of Directors, or if none are authorized, on the last Friday of December, March, June and September (each, a "Record Date"). The amount of any distribution payable for the initial Distribution Period and for any other Distribution Period greater or less than a full calendar quarter shall be prorated and computed on the basis of a 360-day year of twelve 30-day months. Distributions on each share of Series C Preferred Stock shall accumulate from and including the date of January 1, 2000 thereof, whether or not (1) distributions on such shares are earned or declared or (2) on any Distribution Payment Date there shall be funds legally available for the payment of distributions. Distributions paid on the Series C Preferred Stock in an amount less than the total amount of such distributions at the time accumulated and payable on such shares shall be allocated pro rata on a per share basis among all such shares of Series C Preferred Stock at the time outstanding. Distributions on account of any arrearage for any past Distribution Periods may be declared and paid at any time, without reference to any regular distribution, as may be fixed by the Board of Directors.

     SIXTH: The undersigned President of the Corporation acknowledges this Certificate of Correction to be the corporation act of the Corporation and, as to all matters and facts required to be verified under oath, the undersigned President acknowledges to the best of his knowledge, information and belief, these matters and facts are true in all material respect and that this statement is made under the penalties for perjury.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be signed in its name and on its behalf by its president and
attested by its secretary on February   , 2000.

ATTEST:                                 IMPAC MORTGAGE HOLDINGS, INC.

/s/ Ronald Morrison                     /s/ William S. Ashmore
-------------------------------         ------------------------------- (SEAL)
                      Secretary                               President

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